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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-147570 and 333-149806) and the Registration Statements on Form S-3 (Nos. 333-147569 and 333-147758) of InfoLogix, Inc. of our report dated March 28, 2008, with respect to the consolidated financial statements of InfoLogix, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ MCGLADREY & PULLEN LLP
Blue Bell, Pennsylvania
March 28, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM